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                                                                  EXHIBIT 10(ai)

                          INVESTMENT BANKING AGREEMENT

This Agreement is made as of this day May 28, 2002, by and between Universal Automotive Industries, Inc.; having its business office at 11859 South Central Ave., Alsip, Illinois (the "Company") and Rockwell Asset Management Inc., with its principal office located at 175 Pinelawn Road, Suite 100, Melville, New York, 11747 (the "Consultant").

WHEREAS, the Company desires to retain the Consultant and the Consultant desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth:

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1. Retention - The Company hereby retains the Consultant to perform non-exclusive consulting services related to corporate finance and other matters, and the Consultant hereby accepts such retention and shall perform for the Company and the duties described herein, faithfully and to the best of its ability. In this regard, subject to paragraph 7 hereof, the Consultant shall devote such time and attention to the business of the Company, as shall be determined by the Consultant, subject to the direction of the President or Chief Executive Officer of the Company.

     a) The Consultant agrees, to the extent reasonably required in the conduct of the business of the Company, and at the Company's request, to place at the disposal of the Company its judgment and experience and to provide business development services to the Company including the following:

                  (i)      Review business plans and projections.

                  (ii)     Review financial data as it relates to financing.

                  (iii) Advise on the Company's capital structure and on alternatives for raising capital

                  (iv) Review and advise on prospective mergers and acquisitions, and on any financing required to complete such transactions.

                  (v)      Advise on issues relating to public offerings

                  (vi)     Review managerial needs.

                  (vii)    Advise on issues relating to public relations.

                  (viii) Review feasibility of Online advertising for business transactions.

2. Term - The Consultant's retention hereunder shall be for a term of twelve months commencing on the date of this Agreement.

3. Compensation - The Consultant shall be compensated in accordance with the following schedule:

          (a) The Company shall pay to the Consultant a one-time fee of $25,000.

          (b) The Company shall pay to the Consultant a monthly fee of $5,000 per month, payable Quarterly, in advance.

          (c) The Company shall grant to the Consultant a warrant (the "Warrant"); to purchase 150,000 shares of the common stock of the Company for a period of thirty-six (36) months according to the following schedule; 25,000 at an exercise price of $2.25, 25,000 at an exercise price of $2.50, 100,000 at an exercise price of $2.75.

               The Warrant, shall possess anti-dilution provisions for stock dividends, splits, mergers, sale of substantially all of the Company's assets, sale of stock at below the then current exercise price of the consultant's Warrant and for the other events (other than employee benefit and stock option plans for the employees and advisors of the Company and other than for all existing warrants or stock options).

               The Company also agrees, to grant to the Consultant, subject to the conditions listed below, the right to demand registrations of the Common Stock issueable upon exercise of the Warrant referred to above, on up two (2) occasions with all expenses of the first registration to be borne by the Company and all expenses of the second registration to be borne by the Consultant; provided, however, that such demand registration rights shall be exercisable after twelve (12) months from the date of the Agreement.

               The Company will, subject to the conditions listed below, to the extent necessary to permit the sale of such shares, grant "piggy back" registration rights to include the shares of the Common Stock issueable upon exercise of the Warrant in any registration statement filed by the Company under the Securities Act of 1933 relating to any underwriting of the sale of Common Stock or other security. Inclusion of such shares is subject to the willingness of the managing underwriter(s) to include said shares of Common Stock. In the event that the Company after the date hereof grants registration rights to any other shareholder




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     on terms and conditions the Consultant deems to be more favorable than these granted hereunder, the Company agrees to grant the same rights to the Consultant.

4. Expenses - The Company agrees to reimburse the Consultant for reasonable expenses incurred by the Consultant in connection with the services rendered hereunder, including but not limited to the Consultant's due diligence activities with respect to the Company. Any such expenses shall require the prior written approval of the Company.

5. Indemnification - Since the Consultant will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Consultant have entered into a separate indemnification agreement substantially in the form attached hereto as Exhibit A and dated the date hereof, providing for the indemnification of Consultant by the Company. The Consultant has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

6. Status of Consultant - The Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

7. Other Activities of Consultant - The Company recognizes that the Consultant now renders and may continue to render financial consulting and other investment banking services to other companies, which may or may not conduct business and activities similar to those of the Company. The Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes. The Consultant shall give written notice to the Company upon acceptance of any investment banking agreement with other companies in similar industries and businesses. The Consultant agrees to maintain as confidential any information it procures in rendering consulting services hereunder regarding the Company that is not generally known to the public, and agrees to not transmit any of such information to: (i.) any employees of Consultant engaged in the trading of the Company's securities; or (ii) any competitors of the Company for whom Consultant performs consulting services. Consultant agrees that for so long as it provides services under this Agreement or owns warrants or common stock of the Company either directly or through affiliates, that neither Consultant nor its affiliates will sell short any of the Company's securities, except to maintain and orderly market as a market maker.

8. Control - Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation or By-Laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct of the affairs of the Company.

9. Notices - Any notices hereunder shall be sent to the Company and the Consultant at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, or overnight receipted delivery service (such as Federal Express) and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change in address in the manner herein provided.

10. Governing Law - This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without regard to conflicts of laws.

11. Entire Agreement - This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties.

12. Binding Effect - This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors, and assigns.

13. Termination - Either party may terminate this Agreement in writing. If the Agreement is terminated after 6 months, the Consultant is deemed to have earned its fee in full.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

            UNIVERSAL AUTOMOTIVE INDUSTRIES INC. ROCKWELL ASSET MANAGEMENT



By                                  Clifford T. Morgan
   ----------------------------
Title                                       President
     --------------------------



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